FORM OF MANAGEMENT AGREEMENT


         THIS AGREEMENT made as of the ____ day of ________, 1997, is by and between the registered investment companies listed on Exhibit A to this Agreement (the "Companies") and American Century Investment Management, Inc., a Delaware corporation (hereinafter called the "Investment Manager").

         IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1. INVESTMENT MANAGEMENT SERVICES. The Investment Manager shall supervise the investments of each series of shares of the Companies contemplated as of the date hereof, and such subsequent series of shares as the Companies shall select the Investment Manager to manage. In such capacity, the Investment Manager shall maintain a continuous investment program for each such series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.

2. COMPLIANCE WITH LAWS. All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

         (a) the Investment Company Act of 1940, as amended (the "1940 Act"), and any rules and regulations promulgated thereunder;

         (b)      any other applicable provisions of law;

         (c) the Declaration of Trust or Articles of Incorporation applicable to each of the Companies as amended from time to time;

         (d)      the By-Laws of the Companies as amended from time to time; and

         (e) the registration statement of the Companies, as amended from time to time, filed under the Securities Act of 1933 and the 1940 Act.

3. BOARD SUPERVISION. All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of Trustees or Board of Directors (collectively, the "Board of Directors") of the Companies, its executive committee, or any committee or officers of the Companies acting under the authority of the Board of Directors.

4. PAYMENT OF EXPENSES. The Investment Manager will pay all of the expenses of each series of the Companies' shares that it shall manage, other than interest, taxes, brokerage commissions, extraordinary expenses and the fees and expenses of those Directors who are not "interested persons" as defined in 1940 Act (hereinafter referred to as the "Independent Directors") (including counsel fees). The Investment Manager will provide the Companies with all physical facilities and personnel required to carry on the business of each series that the Investment Manager shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5. ACCOUNT FEES. The Companies, by resolution of the Board of Directors, including a majority of the Independent Directors, may from time to time authorize the imposition of a fee as a direct charge against shareholder accounts of one or more of the series, such fee to be retained by the appropriate Company or to be paid to the Investment Manager to defray expenses which would otherwise be paid by the Investment Manager in accordance with the provisions of paragraph 4 of this Agreement. At least 60 days' prior written notice of the intent to impose such fee must be given to the shareholders of the affected series.

6.       MANAGEMENT FEES.

         (a) In consideration of the services provided by the Investment Manager, each series of shares of the Companies managed by the Investment Manager shall pay to the Investment Manager a per annum management fee (hereinafter, the "Applicable Fee"). The calculation of the Applicable Fee for a series is performed as follows:

                  (i) Each series is assigned to one of three categories based on its overall investment objective ("Investment Category"). The Investment Category assignments appear in Exhibit B to this Agreement.

                  (ii) Each series is assigned a fee schedule within its Investment Category in Exhibit C to this Agreement. The Investment Category assets managed by the Investment Manager determines the first component of a series' fee. This fee is referred to as the "Investment Category Fee". The determination of the Investment Category assets is as follows:

                           a) Money Market Fund Category. The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the open-end investment company series which are subject to Rule 2a-7 under the 1940 Act, managed by the Investment Manager and distributed to the public by American Century Investment Services, Inc.

                           b) Bond Fund Category. The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the open-end investment company series which invest primarily in debt securities, are not subject to Rule 2a-7 under the 1940 Act, are managed by the Investment Manager and are distributed to the public by American Century Investment Services, Inc.

                           c) Equity Fund Category. The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the open-end investment company series which invest primarily in equity securities, are managed by the Investment Manager and are distributed to the public by American Century Investment Services, Inc.

                  (iii) A fee which is based on the total assets in all of the Investment Categories is determined by the schedule which appears in Exhibit D. This fee is referred to as the series' "Complex Fee".

                  (iv) The Applicable Fee for a series is the sum of the Investment Category Fee and the Complex Fee.

                  (v) Whether a particular investment company's assets will be used to calculate the Applicable Fee shall be determined by the Directors of the Companies.

         (b) On the first business day of each month, each series of shares shall pay the management fee at the rate specified by subparagraph (a) of this paragraph 6 to the Investment Manager for the previous month. The fee for the previous month shall be calculated by multiplying the Applicable Fee for such series by the aggregate average daily closing value of the series' net assets during the previous month, and further multiplying that product by a fraction, the numerator of which shall be the number of days in the previous month, and the denominator of which shall be 365 (366 in leap years).

         (c) In the event that the Board of Directors of a Company shall determine to issue any additional series of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager shall enter into an Addendum to this Agreement setting forth the name of the series, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

7. CONTINUATION OF AGREEMENT. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the execution hereof, and for as long thereafter as its continuance is specifically approved, as to each series of the Companies, at least annually (i) by the Board of Directors of the Companies or by the vote of a majority of the outstanding voting securities of the Companies, and (ii) by the vote of a majority of the Directors of the Companies, who are not parties to the agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

8. TERMINATION. This Agreement may be terminated, with respect to any series, by the Investment Manager at any time without penalty upon giving the appropriate Company 60 days' written notice, and may be terminated, with respect to any series, at any time without penalty by the Board of Directors of a Company or by vote of a majority of the outstanding voting securities of such series on 60 days' written notice to the Investment Manager.

9. EFFECT OF ASSIGNMENT. This Agreement shall automatically terminate in the event of assignment by the Investment Manager, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

10. OTHER ACTIVITIES. Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a trustee, officer or employee of a Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11. STANDARD OF CARE. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Companies or to any shareholder of the Companies for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12. SEPARATE AGREEMENT. The parties hereto acknowledge that certain provisions of the 1940 Act, in effect, treat each series of shares of a registered investment company as a separate investment company. Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the 1940 Act, this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each series of shares of the Companies managed by the Investment Manager.

13. USE OF THE NAMES "AMERICAN CENTURY" AND "BENHAM." The name "American Century" and all rights to the use of the names "American Century" and "Benham" are the exclusive property of American Century Services Corporation ("ACSC"), an affiliate of the Investment Manager. ACSC has consented to, and granted a non-exclusive license for, the use by the Companies and their respective series of the names "American Century" and "Benham" in the name of the Companies and any series of shares thereof. Such consent and non-exclusive license may be revoked by ACSC in its discretion if ACSC, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment manager of each series of shares of the Corporation. In the event of such revocation, the Companies and each series of shares thereof using the name "American Century" or "Benham" shall cease using the name "American Century" or "Benham", unless otherwise consented to by ACSC or any successor to its interest in such names.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                                              AMERICAN CENTURY CALIFORNIA
                                              TAX-FREE AND MUNICIPAL FUNDS
                                              AMERICAN CENTURY GOVERNMENT INCOME
                                              TRUST AMERICAN CENTURY
                                              INTERNATIONAL BOND FUNDS AMERICAN
                                              CENTURY INVESTMENT TRUST AMERICAN
                                              CENTURY MUNICIPAL TRUST AMERICAN
                                              CENTURY QUANTITATIVE EQUITY FUNDS
                                              AMERICAN CENTURY TARGET MATURITIES
                                              TRUST
Attest:



William M. Lyons                              James E. Stowers III
Secretary                                     President


Attest:                                       AMERICAN CENTURY INVESTMENT
                                              MANAGEMENT, INC.



William M. Lyons                              James E. Stowers III
Secretary                                     President








                                    Exhibit A

            REGISTERED INVESTMENT COMPANIES SUBJECT TO THIS AGREEMENT

REGISTERED INVESTMENT COMPANY                       SERIES

American Century California Tax-Free and
Municipal Funds                                     Benham California High Yield Municipal Fund
                                                    Benham California Insured Tax-Free Fund
                                                    Benham California Intermediate-Term Tax-Free Fund
                                                    Benham California Limited-Term Tax-Free Fund
                                                    Benham California Long-Term Tax-Free Fund
                                                    Benham California Municipal Money Market Fund
                                                    Benham California Tax-Free Money Market Fund

American Century Government Income Trust            Benham Adjustable Rate Government Securities Fund
                                                    Benham Capital Preservation Fund
                                                    Benham GNMA Fund
                                                    Benham Government Agency Money Market Fund
                                                    Benham Inflation-Adjusted Treasury Fund
                                                    Benham Intermediate-Term Treasury Fund
                                                    Benham Long-Term Treasury Fund
                                                    Benham Short-Term Treasury Fund

American Century International Bond Funds           Benham European Government Bond Fund

American Century Investment Trust                   Benham Prime Money Market Fund

American Century Municipal Trust                    Benham Arizona Intermediate-Term Municipal Fund
                                                    Benham Florida Intermediate-Term Municipal Fund
                                                    Benham Florida Municipal Money Market Fund
                                                    Benham Intermediate-Term Tax-Free Fund
                                                    Benham Limited-Term Tax-Free Fund
                                                    Benham Long-Term Tax-Free Fund
                                                    Benham Tax-Free Money Market Fund

American Century Quantitative Equity Funds          American Century Equity Growth Fund
                                                    American Century Global Gold Fund
                                                    American Century Global Natural Resources Fund
                                                    American Century Income & Growth Fund
                                                    American Century Utilities Fund


American Century Target Maturities Trust            Benham Target Maturities Trust: 2000
                                                    Benham Target Maturities Trust: 2005
                                                    Benham Target Maturities Trust: 2010
                                                    Benham Target Maturities Trust: 2015
                                                    Benham Target Maturities Trust: 2020
                                                    Benham Target Maturities Trust: 2025




                                                     Exhibit B

                                           SERIES INVESTMENT CATEGORIES

INVESTMENT CATEGORY                                 SERIES

Money Market Funds                                  Benham California Municipal Money Market Fund
                                                    Benham California Tax-Free Money Market Fund
                                                    Benham Capital Preservation Fund
                                                    Benham Florida Municipal Money Market Fund
                                                    Benham Government Agency Money Market Fund
                                                    Benham Prime Money Market Fund
                                                    Benham Tax-Free Money Market Fund

Bond Funds                                          Benham Adjustable Rate Government Securities Fund
                                                    Benham Arizona Intermediate-Term Municipal Fund
                                                    Benham California High Yield Municipal Fund
                                                    Benham California Insured Tax-Free Fund
                                                    Benham California Intermediate-Term Tax-Free Fund
                                                    Benham California Limited-Term Tax-Free Fund
                                                    Benham California Long-Term Tax-Free Fund
                                                    Benham European Government Bond Fund
                                                    Benham Florida Intermediate-Term Municipal Fund
                                                    Benham GNMA Fund
                                                    Benham Inflation-Adjusted Treasury Fund
                                                    Benham Intermediate-Term Tax-Free Fund
                                                    Benham Intermediate-Term Treasury Fund
                                                    Benham Limited-Term Tax-Free Fund
                                                    Benham Long-Term Tax-Free Fund
                                                    Benham Long-Term Treasury Fund
                                                    Benham Short-Term Treasury Fund
                                                    Benham Target Maturities Trust: 2000
                                                    Benham Target Maturities Trust: 2005
                                                    Benham Target Maturities Trust: 2010
                                                    Benham Target Maturities Trust: 2015
                                                    Benham Target Maturities Trust: 2020
                                                    Benham Target Maturities Trust: 2025


Equity Funds                                        American Century Equity Growth Fund
                                                    American Century Global Gold Fund
                                                    American Century Global Natural Resources Fund
                                                    American Century Income & Growth Fund
                                                    American Century Utilities Fund



                                    Exhibit C

              INVESTMENT CATEGORY FEE SCHEDULES: MONEY MARKET FUNDS

                                SCHEDULE 1 FUNDS:
                        Benham Capital Preservation Fund
                   Benham Government Agency Money Market Fund

                            Category Assets Fee Rate
                            First $1 billion 0.2700%
                             Next $1 billion 0.2270%
                            Next $3 billion 0.1860%
                            Next $5 billion 0.1690%
                            Next $15 billion 0.1580%
                            Next $25 billion 0.1575%
                               Thereafter 0.1570%

                                SCHEDULE 2 FUNDS:
                  Benham California Tax-Free Money Market Fund
                  Benham California Municipal Money Market Fund
                   Benham Florida Municipal Money Market Fund
                        Benham Tax-Free Money Market Fund

                            Category Assets Fee Rate
                            First $1 billion 0.3000%
                             Next $1 billion 0.2570%
                             Next $3 billion 0.2160%
                             Next $5 billion 0.1990%
                            Next $15 billion 0.1880%
                            Next $ 25 billion 0.1875%
                               Thereafter 0.1870%

                                SCHEDULE 3 FUNDS:
                         Benham Prime Money Market Fund

                            Category Assets Fee Rate
                            First $1 billion 0.3700%
                             Next $1 billion 0.3270%
                             Next $3 billion 0.2860%
                             Next $5 billion 0.1690%
                            Next $15 billion 0.2580%
                            Next $25 billion 0.2575%
                               Thereafter 0.2570%



                       CATEGORY FEE SCHEDULES: BOND FUNDS

                                SCHEDULE 1 FUNDS:
                         Benham Short-Term Treasury Fund
                     Benham Intermediate-Term Treasury Fund
                         Benham Long-Term Treasury Fund
                  Benham California Limited-Term Municipal Fund
               Benham California Intermediate-Term Municipal Fund
                   Benham California Long-Term Municipal Fund
                     Benham California Insured Tax-Free Fund
                 Benham Arizona Intermediate-Term Municipal Fund
                 Benham Florida Intermediate-Term Municipal Fund
                        Benham Limited-Term Tax-Free Fund
                     Benham Intermediate-Term Tax-Free Fund
                         Benham Long-Term Tax-Free Fund

                            Category Assets Fee Rate
                            First $1 billion 0.3100%
                             Next $1 billion 0.2580%
                            Next $3 billion 0.2280%
                             Next $5 billion 0.2080%
                            Next $15 billion 0.1950%
                            Next $25 billion 0.1935%
                               Thereafter 0.1925%

                                SCHEDULE 2 FUNDS:
                Benham Adjustable Rate Government Securities Fund
                   Benham California High-Yield Municipal Fund
                                Benham GNMA Fund
                      Benham Target Maturities Trust: 2000
                      Benham Target Maturities Trust: 2005
                      Benham Target Maturities Trust: 2010
                      Benham Target Maturities Trust: 2015
                      Benham Target Maturities Trust: 2020
                      Benham Target Maturities Trust: 2025

                            Category Assets Fee Rate
                            First $1 billion 0.3600%
                             Next $1 billion 0.3080%
                             Next $3 billion 0.2780%
                             Next $5 billion 0.2580%
                            Next $15 billion 0.2450%
                            Next $25 billion 0.2435%
                               Thereafter 0.2425%


                                SCHEDULE 3 FUNDS:
                      Benham European Government Bond Fund

                            Category Assets Fee Rate
                            First $1 billion 0.6100%
                         Next $1 billion 0.5580%
                            Next $3 Billion 0.5280%
                             Next $5 billion 0.5080%
                            Next $15 billion 0.4950%
                            Next $25 billion 0.4935%
                               Thereafter 0.4925%



                      CATEGORY FEE SCHEDULES: EQUITY FUNDS


                                SCHEDULE 1 FUNDS:

                       American Century Equity Growth Fund
                        American Century Global Gold Fund
                 American Century Global Natural Resources Fund
                      American Century Income & Growth Fund
                         American Century Utilities Fund

                            Category Assets Fee Rate
                            First $1 billion 0.5200%
                             Next $5 billion 0.4600%
                            Next $15 billion 0.4160%
                            Next $25 billion 0.3690%
                            Next $50 billion 0.3420%
                            Next $150 billion 0.3390%
                               Thereafter 0.3380%



                              COMPLEX FEE SCHEDULE

              Complex Assets                              Fee Rate
              First $2.5 billion                          0.3100%
              Next $7.5 billion                           0.3000%
              Next $15.0 billion                          0.2985%
              Next $25.0 billion                          0.2970%
              Next $50.0 billion                          0.2960%
              Next $100.0 billion                         0.2950%
              Next $100.0 billion                         0.2940%
              Next $200.0 billion                         0.2930%
              Next $250.0 billion                         0.2920%
              Next $500.0 billion                         0.2910%
              Thereafter                                  0.2900%